                                                                      Exhibit 10

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-119531) and the related Statement of Additional Information appearing therein and pertaining to Lincoln New York Account N for Variable Annuities, and to the use therein of our reports dated
(a) March 31, 2004, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2004, with respect to the financial statements of Lincoln New York Account N for Variable Annuities.


                                                           /s/ Ernst & Young LLP


Fort Wayne, Indiana
December 15, 2004